UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2016

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#950 – 1130 West Pender Street, Vancouver, BC Canada	V6E 4A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(604) 602-1675

LEXARIA CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement

On May 14, 2016, our company entered into the definitive licensing agreement to license its patent pending technology for the purpose of entering the U.S. regulated medical and adult use cannabis edibles marketplace. Under the terms of the licensing agreement, the licensee will pay a minimum of USD$122,000 in pre-defined staged payments to our company over the initial two-year term, which will commence in the state of Colorado.

The licensing agreement also contemplates opportunities to expand, both in scope of products offered in Colorado as well as to other states such as California, Washington, and Oregon. Pursuant to the Agreement, if the licensee were to introduce certain product lines utilizing our technology in each of the four states contemplated, then our company could receive a maximum of $1,064,000 over approximately three and a half years, and the licensee would have semi-exclusivity to introduce its products in each of those states.

Item 7.01        Regulation FD Disclosure

A copy of the news release announcing our licensing agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits

10.1*	Licensing Agreement of Lexaria Bioscience Corp. dated May 14, 2016.*

99.1	Press Release dated May 20, 2016

* Certain parts of this document has not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and are subject to a confidential treatment request pursuant to Rule 406 of the Securities Exchange Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date:        May 20, 2016